UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2009, Orange 21 Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with A. Stone Douglass, the Company’s Chief Executive Officer. The Agreement has a term of four years and provides for, among other things, the following: (a) an annual base salary of $300,000; (b) eligibility to receive an annual bonus of up to 50% of his annual base salary; (c) a grant of stock options with respect to 250,000 shares which vests in equal annual installments over four years from the date of the grant, subject to full vesting upon a Change in Control of the Company (as defined in the Agreement), with certain exceptions (this grant is made pursuant to the Company’s Form of Stock Option Agreement under the 2004 Stock Incentive Plan, as amended, filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005); and (d) if Mr. Douglass either (i) is terminated without Cause (as defined in the Agreement) or (ii) terminates his employment for Good Reason (as defined in the Agreement) within twelve months of a Change in Control, he is entitled to receive severance equal to his annual base salary less applicable withholdings.

The foregoing is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.46.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.46	Executive Employment Agreement, dated January 19, 2009, between Orange 21, Inc. and A. Stone Douglass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 26, 2009	ORANGE 21 INC.

	By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.46	Executive Employment Agreement, dated January 19, 2009, between Orange 21, Inc. and A. Stone Douglass.